[LOGO] PIPER MARBURY RUDNICK & WOLFE LLP

36 South Charles Street
Baltimore, Maryland 21201-3018
www.piperrudnick.com

PHONE(410) 539-2530
FAX(410) 539-0489

                                November 24, 1999


Prudential Small Company Value Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102-4077

         Re:      REGISTRATION STATEMENT ON FORM N-1A

Ladies and Gentlemen:

         Please refer to our opinion letter to you of September 27, 1999, concerning certain matters of Maryland law relating to the incorporation and shares of Prudential Small Company Value Fund, Inc., a Maryland corporation (the "Fund"). We hereby confirm the opinion stated in that letter, as of the date thereof, and consent to your filing a copy of the same with Post-Effective Amendment No. 28 to the Fund's Registration Statement on Form N-1A, Registration No. 2-68723, pursuant to the Securities Act of 1933, as amended, and Post-Effective Amendment No. 29 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-3084 (collectively, the "Amendment"), relating to several classes of shares of common stock, $.01 par value, of the Fund.

                                Very truly yours,

                                /s/ Piper Marbury Rudnick & Wolfe LLP